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                                   RTW, INC.
                     NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS OPTION AGREEMENT is made as of the 24th day of November, 1997, between RTW, INC., a Minnesota corporation (the "Company"), and Carl B. Lehmann (the "Optionee").

     The Optionee has agreed to become employed by the Company on or about January 15, 1998 (the "Employment Date") as its President and Chief Executive officer under a written employment letter dated November 24, 1997 (the "Employment Agreement") and has further agreed to serve as a director and as a consultant to the Company prior thereto; and

     In consideration for his services as a director, consultant and as an executive employee, the Company desires to grant him options to purchase shares of its common stock, no par value (the "Common Stock");

     The Company desires, by affording the Optionee an opportunity to purchase its Common Stock as hereinafter provided, to carry out the purpose of the Amended 1994 Stock Plan of the Company approved by its shareholders (the "Plan").

     THEREFORE, the parties hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase from the Company all or any part of an aggregate amount of 500,000 shares of the Common Stock of the Company (the "Option Shares") on the terms and conditions herein set forth. If the Optionee elects, pursuant to the terms of Section 3(a) of his Employment Agreement, to reduce the number options to purchase shares granted hereunder for options to purchase shares that qualify as Incentive Stock Options under Internal Revenue Code Section 422, then and in that event, the Optionee shall surrender for cancellation under this Option that number of shares equal to the number of shares to which he is granted under the Incentive Stock Option without regard to the exercise price of the shares of each option. To the extent that the options awarded under the Incentive Stock Option are exercisable in installments, the installments under this Option shall be reduced accordingly. Other than the reduction in the number of shares subject to this Option, the cancellation of shares shall not affect any other term or condition of this Option.

     2. PURCHASE PRICE. The purchase price of the Option Shares shall be $6.75 per share, which shall be the closing price on the date of grant.

     3. TERM OF OPTION. The term of the Option shall be for a period of ten (10) years from November 24, 1997 (the "Option Date"), subject to earlier termination as hereinafter provided.

     4. EXERCISE OF OPTION. Thereafter, subject to the terms and conditions hereof, the Option may be exercised as follows:

          (a) From the Employment Date, the Option may be exercised as of 125,000 shares.

          (b) From and after 12 months from the Option Date, the Option may be exercised as

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     to an additional 125,000 shares.

          (c) From and after 24 months from the Option Date, the Option may be exercised as to an additional 125,000 shares.

          (d) From and after 36 months from the Option Date, the Option may be exercised as to an additional 125,000 shares.

     5. NON-TRANSFERABILITY. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

     6. TERMINATION OF EMPLOYMENT. If, after the date the Optionee commences employment pursuant to the terms of the Employment Agreement, the Optionee's employment with the Company shall be terminated other than (x) by the Company for Cause (as defined in the Employment Agreement) or (y) by the Optionee prior to the end of the Original Term of the Optionee's Employment Agreement for other than Good Reason (as defined in the Employment Agreement), the Option shall become exercisable in full to all the Option Shares covered thereby. The Option may be exercised by the Optionee, his or her legal representative, or, in the case of death, by the person to whom the Option is transferred by will or the applicable laws of descent and distribution for a period that shall extend to and shall expire immediately upon the earlier of the expiration of the term specified in Section 3 hereof or the date specified below:

          (a) In the event of the death of Optionee, three (3) years from the date of death; or

          (b) In the event of termination of employment as a result of Optionee's Disability, one (1) year from the date of the Disability; or

          (c) In the event of termination of employment by the Company other than for Cause or in the event of the termination of employment for Good Reason, the later of November 24, 2003 or the date that is one (1) year from the date of the Optionee's termination of employment.

     7. TERMINATION OF EMPLOYMENT FOR CAUSE. If, after the date the Optionee commences employment pursuant to the terms of the Employment Letter and the employment of the Optionee shall be terminated for Cause (as defined in the Employment Agreement) any unexercised Option shall terminate immediately upon such termination of employment. In the event of termination initiated by the Optionee prior to the end of the Original Term under the Optionee's Employment Agreement, such Option shall be exercisable for the period that shall extend to and shall expire immediately upon the earlier of one (1) year after the date of the Optionee's termination of employment or the term specified in Section 3 hereof as to only those shares as to which the Option became exercisable prior to the termination of Optionee's employment. So long as the Optionee shall continue to be an employee of the Company or one or more of its subsidiaries, the Option shall not be affected
by any change of duties or position.   Nothing in this Option Agreement shall
confer upon the Optionee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the rights of the Company or any subsidiary to terminate the employment of the Optionee at any time.

     8. ACCELERATION IN EVENT OF CHANGE IN CONTROL. Notwithstanding the provisions of Section

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4, in the event of a Change in Control (as defined in this Section 8) after the date the Optionee commences employment pursuant to the terms of the Employment Letter, the Option shall become exercisable in full as to all the Option Shares covered thereby and will remain exercisable for the full term of the Option, without regard to any installment exercise or vesting provisions and regardless of whether the Optionee remains in the employ or service of the Company. In addition, if a Change in Control of the Company occurs, the Committee (as defined in the Plan), in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the fair market value of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option. For purposes of this Agreement, "fair market value" shall be established in the manner set forth in the Plan.

     "Change in Control" shall mean a change in control which would be required to be reported in response to item 6(e) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

          (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person that beneficially owns five percent (5%) or more of the Company's Common Stock as of the date immediately prior to the effective date of the Company's initial public offering, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities and is required to file a Schedule 13D under the Exchange Act; or

          (b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors. The term, "Incumbent Directors," shall mean those individuals (other than Optionee) who are members of the Board of Directors on the effective date of this Agreement and any individual who subsequently becomes a member of the Board of Directors whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

          (c) (i) The Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, unless the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly (A) if the Company's is the surviving corporation in such transaction, 60% or more of the combined voting power of the Company's outstanding voting securities as well as 60% or more of the total market value of the Company's outstanding equity securities, (B) if the Company is not the surviving corporation, 80% of the combined voting power of the surviving entity's outstanding voting securities as well as 80% or more of the total market value of such entity's outstanding equity securities or (C) in the case of a division, 80% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 80% or more of the total market value of each such entity's outstanding equity securities, in each case in substantially the same proportion as such shareholders owned shares of the company prior to such transaction; (ii) the shareholders of the Company approve an agreement for the sale or disposition (in one transaction or a series of transactions) of all or

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     substantially all of the Company's assets, or (iii) the Company adopts a plan of complete liquidation or winding-up of the Company.

          (d) All or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred and immediately thereafter, there is no substantial continuity of ownership with respect to the Company and the entity to which such assets have been transferred.

     9. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Board of Directors of the Company at the principal office of the Company.
 Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be made in cash or by check or bank draft payable to the Company, or, provided such form of payment does not result in a charge to earnings of the Company for financial accounting purposes, by delivery of shares of Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares, whose fair market value shall equal the purchase price. For purposes of this Agreement, the "fair market value" of the Common Stock of the Company shall be established in the manner set forth in the Plan. In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of such right of such person to exercise the Option.

     10. FORFEITURE/REPURCHASE ON ENTERING INTO COMPETITION. In the event the Optionee violates in any material respect the obligations under Section 10 of the Employment Agreement following termination of Optionee's employment and during such period as such provisions remain in effect:

          (a) The vested stock options granted to Optionee hereunder, to the extent unexercised, shall immediately terminate and be without further force or effect.

          (b) The Company shall have the right to repurchase for cash any shares of Company's stock acquired by Optionee as a result of the exercise of any portion or all of the options and held by either Optionee or by any member of Optionee's family or by any trust or other entity in which Optionee or any member of Optionee's family has a beneficial interest. The Company shall give Optionee written notice of the exercise of its right to repurchase and shall close on the repurchase no later than six months after the date of notice. The purchase price for the shares shall be the option exercise price or the closing bid price for shares of the Company's common stock on the date of notice, whichever is lower.

          (c) If Optionee sells or has sold any shares acquired by Optionee as a result of the exercise of any portion or all of the options at any time after the date which is 12 months prior to the date of the termination of Optionee's employment, Optionee shall pay to the Company in cash, upon demand, all gains or other economic value actually or constructively received by Optionee, any member of Optionee's family or any trust or other entity in which Optionee or any member of Optionee's family has a beneficial interest, upon the sale of any such shares equal to the difference between the option exercise price and the value received. Notwithstanding the foregoing, the maximum value of the right to repurchase under clause (b) above and the gain under clause (c) above which the Company may recover shall be $1,000,000.

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     The foregoing limitation shall be applied first against the recovery of gain on the sale of shares under clause (c) and then from the repurchase of any shares under clause (b) based on the amount by which the closing bid price on the date of notice exceeds the option exercise price. The Company agrees that the $1,000,000 limit will be reduced to the extent that the Optionee does not derive a federal income tax benefit from the payments under this paragraph equal to the tax cost of the exercise of the options and/or the sale of the shares.

     11. OPTION PLAN. This Option is subject to certain additional terms and conditions set forth in the Amended 1994 Stock Plan pursuant to which this Option has been issued. A copy of the Plan is on file with the Secretary of the Company and by acceptance hereof Optionee agrees to and accepts this Option subject to the terms of the Plan. Any capitalized terms in this Agreement that are not defined herein shall have the meaning set forth in the Plan.

     12. DISPUTES. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee's personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement, shall be determined by the Company, in its sole discretion, and that any interpretation by the Company of the terms of this Agreement shall be final, binding and conclusive.

     13. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date and year first above written.

                              RTW, INC.



/s/ Carl B. Lehmann           By:   /s/ David C. Prosser
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Optionee                      Its:  President
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